Exhibit 10(1)(2)
CENTERPOINT ENERGY, INC.
SHORT TERM INCENTIVE PLAN
(As Amended and Restated Effective January 1, 2022)

First Amendment

CenterPoint Energy, Inc., a Texas corporation (the "Company"), having reserved the right under Section 13 of the CenterPoint Energy, Inc. Short Term Incentive Plan, as amended and restated effective January 1, 2022, as amended thereafter (the "Plan"), to amend the Plan, does hereby amend the Plan, effective as of January 1, 2023, as follows:
1.A new Section 16 shall be added to the Plan to read as follows:
“16.    Clawback or Recoupment: Notwithstanding any other provisions in this Plan, any Award shall be subject to clawback, recovery or recoupment by the Company under any clawback or recoupment policy adopted by the Company, whether before or after the date of grant or payment of the Award.”

IN WITNESS WHEREOF, CenterPoint Energy, Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 15th day of December 2022, but effective as specified above.

CENTERPOINT ENERGY, INC. By: /s/David J. Lesar David J. Lesar President and Chief Executive Officer
ATTEST: /s/Vincent A. Mercaldi Vincent A. Mercaldi Assistant Corporate Secretary

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